Exhibit 99.1
News

400 Somerset St., New Brunswick, NJ 08901
732.342.7600

Magyar Bank Names Jon R. Ansari Executive Vice President

New Brunswick, NJ—June 21, 2012—Magyar Bank has announced that Jon R. Ansari, Pennington, NJ has been named Executive Vice President, Chief Financial Officer.

Mr. Ansari has been with Magyar Bank for thirteen years and most recently was Senior Vice President, Chief Financial Officer.  Mr. Ansari is a graduate of Muhlenberg College where he obtained his Bachelor of Arts degree, and received his MBA from New York University.  He is also a graduate of the America’s Community Bankers National School of Banking.

Magyar Bank is a subsidiary of Magyar Bancorp (NASDAQ: MGYR), and is a $520 million asset community bank headquartered in New Brunswick, New Jersey.  Magyar Bank has been serving families and businesses in Central New Jersey since 1922 with a complete line of financial products and services, and today Magyar operates branch locations in Branchburg, Bridgewater, Edison, New Brunswick, North Brunswick and South Brunswick. Visit Magyar online at www.magbank.com.

Contact: John Reissner, 732.342.7600
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